UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 25, 2013
Date of Report (Date of earliest event reported):
On Assignment, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-20540 (Commission File Number)	95-4023433 (IRS Employer Identification No.)
26745 Malibu Hills Road, Calabasas, California (Address of principal executive offices)	91301 (Zip Code)
(818) 878-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Stock Purchase Agreement
On November 25, 2013, On Assignment, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with CyberCoders Holdings, Inc., a California corporation (“CyberCoders”), the shareholders of CyberCoders set forth in Exhibit A to the Stock Purchase Agreement, and Riordan, Lewis & Haden, Inc., a California corporation. Pursuant to the terms of the Stock Purchase Agreement, upon the terms and subject to the conditions therein, the Company will purchase all of the outstanding shares of capital stock of CyberCoders. The consideration to be received by shareholders of CyberCoders is comprised of $94,000,000 in cash at closing and an earn-out opportunity of up to $11,000,000 based on the 2014 and 2015 performance of CyberCoders (subject to adjustment in certain circumstances). In addition, the Company will grant 50,000 Restricted Stock Units to certain employees of CyberCoders, Inc. shortly after the closing.
The obligation of the Company to consummate the transaction is subject to the satisfaction or waiver of a number of conditions set forth in the Stock Purchase Agreement. The Stock Purchase Agreement contains representations, warranties and covenants of the parties and indemnification provisions customary for a transaction of this type. The acquisition is expected to close in early December 2013.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 8.01    Other Events
On December 2, 2013, the Company issued a press release announcing (i) the execution of the Stock Purchase Agreement, (ii) the acquisition of Whitaker Medical, LLC as described below, (iii) the completed the sale of the Company’s Allied Healthcare unit as described below, and (iv) revised estimates for its fourth quarter performance. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Acquisition of Whitaker Medical, LLC
On December 2, 2013, the Company completed its acquisition of Whitaker Medical, LLC for $17.1 million in cash at closing and an earn-out opportunity of up to an additional $5.0 million based on future operating performance. The purchase price was paid out of cash on hand. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Sale of Allied Healthcare Unit
On December 2, 2013, the Company completed the sale of its Allied Healthcare unit to a subsidiary of Cross Country Healthcare, Inc. for $32.4 million in cash, less working capital and other closing adjustments. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No	Description
2.1*
Stock Purchase Agreement, dated as of November 25, 2013, by and among CyberCoders Holdings, Inc., a California corporation, the shareholders of CyberCoders Holdings, Inc. as more specifically set forth on Exhibit A to the Stock Purchase Agreement, Riordan, Lewis & Haden, Inc., a California corporation, and On Assignment, Inc., a Delaware corporation

99.1	On Assignment, Inc. Press Release dated December 2, 2013.
__________

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 2, 2013.

ON ASSIGNMENT, INC

/s/	Peter T. Dameris
By:	Peter T. Dameris

Its:	President and Chief Executive Officer

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